Exhibit 99.1

PRESS RELEASE

SOLAR CAPITAL LTD. AND SOLAR SENIOR CAPITAL LTD. ANNOUNCE THE FORMATION OF A FIRST LIEN LIFE SCIENCE LOAN PROGRAM IN PARTNERSHIP WITH DEERFIELD MANAGEMENT

NEW YORK— February 22, 2017—Solar Capital Ltd. (“Solar Capital”) (NASDAQ-GS: SLRC) and Solar Senior Capital Ltd. (“Solar Senior”) (NASDAQ-GS: SUNS) today announced that they have formed Solar Life Science Program LLC (“LSJV”) with Deerfield Management. Founded in 1994, Deerfield Management is a private investment firm with over $8 billion in assets under management. The firm specializes in healthcare investing, from seed stage to mature companies across all segments of healthcare.

Including anticipated leverage, LSJV’s total investable capital is expected to be approximately $700 million. LSJV is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Aside from the larger enterprise value of the targeted companies, the business model is consistent with the loans currently being originated by Solar Capital Partners’ life science lending team.

Solar Capital, Solar Senior, affiliates of the joint venture between Solar Capital Partners and PIMCO, and Deerfield Management have committed equity capital of up to $350 million to LSJV, subject to certain conditions. The individual organizations’ specific commitments are $50 million, $75 million, $75 million and $150 million, respectively. Once a sufficient number of investments have been made, LSJV is expected to be levered up to approximately 1.0x debt-to-equity, based on discussions with third party debt providers. LSJV is expected to generate a mid-to-high-teens return on equity, consistent with the returns Solar Capital and Solar Senior have achieved on their realized life science investments to date.

“We are thrilled to add another initiative to our life science platform through this partnership with Deerfield Management,” said Michael Gross, Chairman and CEO of Solar Capital Ltd and Solar Senior Capital Ltd. “LSJV enables our life science team to include public, later stage, larger enterprise value companies in our target market. In our opinion, these larger companies present an attractive investment opportunity due to their more advanced product pipeline, as well as their access to public equity capital. We view Deerfield’s expertise in the healthcare sector as a valuable addition to the initiative.”

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, unitranche loans, mezzanine loans and equity securities.

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

About Deerfield

Deerfield is an investment management firm committed to advancing healthcare through investment, information and philanthropy.

For more information, please visit www.deerfield.com

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Past performance is not indicative of future results and there is no guarantee that any of the expectations, targets or projections referenced herein will be achieved. Solar Capital Ltd. and Solar Senior Capital Ltd. undertake no duty to update any forward-looking statements made herein.

CONTACT:

Solar Capital Ltd. and Solar Senior Capital Ltd.

Investor Relations, 646-308-8770